Exhibit 10.2

Escrow Agreement

This Escrow Agreement, dated as of November 1, 2024 (this “Agreement”), is by and among the following:

●	American Cannabis Company, Inc., a Delaware corporation (“Company”);

●	Ellis Smith, an Individual (“Smith”);

●	TEC, LLC, a Delaware limited liability company (“TEC”);

●	Medihemp, LLC (“Medihemp”) and its wholly owned subsidiaries, SLAM Enterprises, LLC (“SLAM”) and Medical Cannabis Caregivers, Inc. (“Medical Cannabis”) (collectively, the “Saunders Entities”);

●	Roger Scott Saunders, an individual (“Saunders”); and,

●	Mailander Law Office, Inc., a California corporation (“Escrow Agent”)

The Company, Smith, TEC, Saunders Entities, and Saunders may collectively be called the “Parties.”

RECITALS

WHEREAS, the Company and TEC entered into a stock purchase agreement on November 1, 2024, and an executed copy is attached to this Agreement.

WHEREAS, pursuant to the terms and conditions of the stock purchase agreement, the Company agreed to sell to TEC, and TEC agreed to purchase from the Company three hundred and two million, nine hundred thousand, four hundred and fifty-eight (302,900,458) Shares of the Company’s common stock in exchange for a purchase price of Three Hundred and Ten Thousand Dollars ($310,000) (a price of $0.001023 per share) (“Purchase Price”).

WHEREAS, pursuant to the terms and conditions of the stock purchase agreement, the purchase price was agreed to be deposited into the Escrow Agent’s IOLTA trust account for disbursement consistent with the instructions and authorization of the Parties in the stock purchase agreement;

WHEREAS, the Parties desire to appoint the Escrow Agent as the neutral third party to facilitate the payments of the Purchase Price outlined in the stock purchase agreement, and the Escrow Agent has agreed to accept, safeguard, and disburse the funds deposited into its IOLTA Escrow Account strictly in accordance with the provisions set forth in this Agreement;

WHEREAS, the Parties acknowledge that any interest earned on the Purchase Price deposited in the IOLTA Escrow Account (“Escrow Account”) shall be directed to the California State Bar administering the IOLTA program in accordance with IOLTA rules and regulations and shall not be credited to the account of any of the Parties;

WHEREAS, capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the stock purchase agreement;

WHEREAS, the above recitals are statements of fact made solely by the Parties and are not attributable to the Escrow Agent.

WHEREAS, the Escrow Agent’s obligations are limited to those expressly provided in the agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	Appointment of Escrow Agent. The Parties hereby appoint the Escrow Agent to act as the escrow agent hereunder, to hold in escrow the Purchase Price and to direct the disposition thereof in accordance with the terms and conditions of the stock purchase agreement, and the Escrow Agent hereby accepts such appointment.

2.	Escrow Deposit – INITIAL DEPOSIT. Pursuant to Section 2.02 of the stock purchase agreement, within three business days after the execution of the stock purchase agreement, TEC shall deposit twenty-five thousand dollars ($25,000) (the "Initial Deposit") into the Escrow Account. This deposit is agreed to be non-refundable, and the Parties authorize the Escrow Agent to disburse from the Initial Deposit the following sums:

(a)	Hudgens CPA PLLC: Eighteen Thousand Dollars ($18,000). This sum represents the current balance due Hudgens of (1) six thousand dollars ($6,000) for the March 31, 2024, 10-Q SEC filing; (2) six thousand dollars ($6,000) for the June 30, 2024, 10-Q SEC filing; and, (3) six thousand dollars ($6,000) for the September 30, 2024, 10-Q SEC filing.

(b)	SEC Filing Solutions LLC: Two Thousand Dollars ($2,000).

(c)	H-Squared Performance Financial: Five Thousand Dollars ($5,000).

3.	Escrow Deposit – SECOND DEPOSIT. Within three business days after Seller completes the filing of its Form 10-Q Quarterly reports for the periods ending June 30, 2024, and September 30, 2024, Buyer shall deposit with the Escrow Agent the sum of one hundred and fifty thousand dollars ($150,000) ("Second Deposit"). The Second Deposit shall be non-refundable, and the Seller shall instruct and authorize the Escrow Agent to disburse from the Second Deposit fees due to Hudgens CPA PLLC for the annual audit, outstanding legal fees to the Seller's counsel for legal services rendered to date, escrow fees, and payments to H Squared Performance Financial and SEC Filing Solutions to ensure that the Seller's annual report on Form 10-K is filed timely and within the guidelines outlined in the Exchange Act. Additionally, from the outstanding balance left from the Second Deposit, the Escrow Agent is directed to (i) provide an accounting to the Parties, (ii) engage Glendale Securities or other FINRA registered broker-dealer to file a 15c2-11 application on behalf of Seller to FINRA, and to reimburse costs for legal and accounting for the 15c2-11 submission. The Parties acknowledge that, as of the date of the stock purchase agreement and this Escrow Agreement, the exact costs attributable to the 15c2-11 application are unknown.

4.	Escrow Deposit – FINAL PAYMENT OF BALANCE OF PURCHASE PRICE. After the Company files the Form 10-K for the year ended December 31, 2024, consistent with the Exchange Act, and the Company completes its SEC Rule 15c2-11 application, TEC shall tender the balance of the Purchase Price by wire transfer of immediately available funds in the remaining balance to the Escrow Account (“Final Payment”). The Escrow Agent shall, consistent with the terms and conditions of the Escrow Agreement, disburse the Final Payment to the Saunders Entities in the amount of at least $135,000.00.

5.	All deposits to the Escrow Account shall be by wire transfer of immediately available funds to or to the order of the Escrow Agent in its capacity as escrow agent hereunder (Escrow Wiring Instructions attached hereto). Upon delivery of the Purchase Price by TEC to the Escrow Agent, the Escrow Agent shall acknowledge receipt of the Initial Deposit, Second Deposit, and Final Payment to the Parties and provide an accounting.

(a)	The Parties expressly acknowledge and agree that any interest earned on the Escrow Funds as a result of being held in the Escrow Account is the property of the State of California, in accordance with state regulations, and that no Party shall have any claim to such interest. The Escrow Agent shall disburse the Escrow Funds in accordance with the terms of this Agreement and the stock purchase agreement only to the extent that monies have been deposited with it and have cleared.

6.	Release of Escrow Funds. The Escrow Funds shall only be distributed and released in accordance with Sections 2, 3, and 4 of this Agreement.

7.	Escrow Release Date. Promptly after deposit and clearance of the Final Payment into the Escrow Account, and the confirmation that beneficial ownership of common stock consideration has been transferred to TEC (the "Escrow Release Date"), but in any case within ten (10) Business Days of such date, the Escrow Agent shall deliver the Final Payment in the Escrow Account according to Section 4 above, less any outstanding legal, accounting and FINRA fees, related to the 15c2-11 application to the Company by wire transfer of immediately available funds.

8.	Indemnification. With respect to claims for indemnification:

(a)	At any time and from time to time on or before the "Escrow Release Date,” if any Party makes a claim for indemnity pursuant to and in accordance with the stock purchase agreement (a "Claim"), the Party shall deliver to the Escrow Agent and Company written notice (a "Dispute Notice") setting forth in reasonable detail the amount, nature, and basis of the Claim by the claiming Party. If the Escrow Agent has not received a written objection to such Claim or portion thereof from the Company within ten (10) days following the Escrow Agent's and Company’s receipt of such Escrow Notice, then the Escrow Agent shall not distribute any portion of the Escrow Amount that is the subject of the Dispute Notice until the Escrow Agent receives either (i) joint written instructions signed by the Parties authorizing the release of the Escrow Amount that is agreed upon as the amount recoverable in respect of the Dispute Notice or (ii) a final and non-appealable order of any court of competent jurisdiction directing the release to the Company of the Escrow Amount that is determined to be the amount recoverable in respect of the Dispute Notice. Notwithstanding any other provision in this Agreement to the contrary, the Escrow Agent shall disburse the Escrow Amount in accordance with a notice from the Parties of a final and non-appealable order from a court of competent jurisdiction, along with a copy of the order, pursuant to which such court has determined whether and to what extent the Parties are entitled to the Escrow Amount.

(b)	Adjustment to the Purchase Price. Except to the extent, if any, otherwise provided in any Joint Instruction, all distributions of the Escrow Funds under a resolved Dispute Notice pursuant to this Agreement shall be deemed adjustments to the Purchase Price pursuant to the terms of the stock purchase agreement.

(c)	Final and Non-appealable Order. Notwithstanding any other provision in this Agreement, the Escrow Agent shall disburse the Escrow Funds (or any portion thereof) in accordance with a notice from either the Company or TEC of a final and non-appealable order from a court of competent jurisdiction, along with a copy of the order, pursuant to which such court has determined whether and to what extent the Company or TEC are entitled to distribution of the Escrow Funds (or any portion thereof).

9.	Inspection Rights and Account Statements. The Parties shall have the right to inspect and obtain copies of the records of the Escrow Agent pertaining to this Agreement and to receive periodic reports of the status of the Escrow Account. On or before the fifteenth (15th ) Business Day following the end of each month during the term of this Agreement, the Escrow Agent shall deliver an account statement to the Parties with respect to the Escrow Account for the prior month, which statement shall include the account balances, disbursements made and the status of any Unresolved Claims.

10.	Termination. Upon disbursement in full of the Final Payment in accordance with this Agreement, this Agreement shall terminate, and all rights, responsibilities, and other obligations of the Escrow Agent shall be deemed to have been satisfied; provided, however, the provisions of this Section 10, and Sections 11 through 29 shall survive the termination of this Agreement.

11.	Conditions to Escrow; Liability of the Escrow Agent. The Escrow Agent agrees to hold the Escrow Funds in the Escrow Account and to perform its duties hereunder in accordance with the terms and provisions of this Agreement. The Parties agree that the Escrow Agent does not assume any responsibility for the failure of the Company or TEC to perform in accordance with the stock purchase agreement or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the Parties hereto agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities, and immunities:

(a)	The Escrow Agent shall have only those duties specifically provided herein, which shall be deemed purely ministerial, and the Escrow Agent shall under no circumstances be deemed a fiduciary for any of the other Parties to this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact not specifically set forth herein. The Escrow Agent shall not be required to take any action hereunder requiring any expense to be incurred by the Escrow Agent unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it or to take any legal action or commence any proceeding in connection with the Escrow Funds, any account into which the Escrow Funds are deposited, this Agreement or the stock purchase agreement, or to appear in, prosecute or defend any such legal action or proceeding.

(b)	The Escrow Agent shall be protected in acting upon any written notice, consent, receipt, or other paper or document furnished to it as to its due execution validity and effectiveness of its provisions and as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents, or instruments issued or signed by or on behalf of any corporation, fiduciary, or individual acting on behalf of another Party hereto, which the Escrow Agent in good faith believes to be genuine, it shall not be necessary for the Escrow Agent to inquire into such corporation's, fiduciary's, or individual's authority.

(c)	The Escrow Agent shall not be liable for any error of judgment or any act done or step taken or omitted by it in good faith or for anything it may do or refrain from doing in connection herewith, except in the case of its gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential, or punitive damages (including, but not limited to, lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)	The Escrow Agent may consult with and obtain advice from legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder. It shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The reasonable and documented costs of such counsel's services shall be paid to the Escrow Agent in accordance with Section 15 below.

(e)	In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive claims or demands from any Party which, in its opinion, conflict with any instructions of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing jointly by the Parties or by a final and non-appealable order of a court of competent jurisdiction. The Escrow Agent shall have the option, after ten (10) Business Days' notice to the Parties of its intention to do so, to file an action in interpleader requiring the Parties to answer and litigate any claims and rights among themselves.

(f)	In its sole discretion, the Escrow Agent is authorized to comply with any writ, order, judgment, or decree issued or process entered by any court with respect to the Purchase Price without a determination by the Escrow Agent of such court's jurisdiction in the matter. In the event that the Escrow Agent is served with any writ, order, judgment, or decree which counsel to the Escrow Agent advises is binding upon the Escrow Agent, the Escrow Agent shall have the authority to rely upon and comply with any such writ, order, judgment or decree without the need for an appeal or further action. If the Escrow Agent complies with any such writ, order, judgment or decree, it shall not be liable to any of the other Parties hereto or to any other person or entity because of such compliance even though such writ, order, judgment, or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(g)	Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its escrow business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor escrow agent hereunder and vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

12.	Resignation or Removal of Escrow Agent.

(a)	The Escrow Agent reserves the right to resign at any time by giving five (5) Business Days' written notice of resignation to the Parties, specifying the effective date of such resignation. On the effective date of such resignation, the Escrow Agent shall deliver this Agreement together with the Escrow Funds and any and all related instruments or documents to any successor escrow agent agreeable to the Parties. If a successor escrow agent has not been appointed or has not accepted such appointment prior to the expiration of a period of ten (10) Business Days following the date of the notice of such resignation, the Escrow Agent may, but shall not be obligated to, apply to a court of competent jurisdiction for the appointment of a successor escrow agent. Any such resulting appointment shall be binding upon all of the Parties to this Agreement. Notwithstanding the foregoing, the Escrow Agent or any successor escrow agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as the Escrow Agent hereunder.

(b)	The Escrow Agent may be removed (with or without cause), and a new escrow agent may be appointed upon the Parties' mutual agreement. In such event, the Parties shall deliver a joint written notice to the Escrow Agent of such removal, together with joint written instructions authorizing delivery of this Agreement together with the Escrow Funds and any and all related instruments or documents to a successor escrow agent.

(c)	Upon delivery of the Escrow Funds to a successor escrow agent in accordance with this Section 12, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. All power, authority, duties, and obligations of the Escrow Agent shall apply to any successor escrow agent.

13.	Indemnification of Escrow Agent. The Parties shall, jointly and severally, indemnify and hold the Escrow Agent harmless from and against any liability, loss, damage or expense, as well as the costs and expenses, including reasonable attorneys' fees and disbursements, of defending against any claim or liability arising under this Agreement (an "Indemnified Expense"), that the Escrow Agent may incur in connection with this Agreement and its performance hereunder or in connection herewith, except to the extent such liability, loss, damage or expense arises from its gross negligence or willful misconduct. The indemnification provided for under this Section 13 shall be allocated and paid in the same manner as fees and expenses under Section 15 below and shall survive the resignation or removal of the Escrow Agent; provided, however, that if the Indemnified Expense is incurred because of the fault of either the Purchaser or the Seller, then, as between the Purchaser and the Seller, the Party at fault shall be responsible for the cost and shall indemnify the other Party for any loss, cost or expense (including reasonable attorneys' fees, costs and disbursements) incurred as a result.

14.	Representations. Each Party represents and warrants to each of the other Parties that: (i) such Party is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization; (ii) such Party has the requisite capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (iv) this Agreement has been duly authorized, executed and delivered by such Party, does not conflict with any other agreement by which such Party or its assets are bound, and assuming that this Agreement constitutes a legal, valid and binding obligation of each of the other Parties, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

15.	Fees and Costs. The Escrow Agent agrees to serve as escrow agent in accordance with the fee schedule attached as Exhibit F hereto. The Company shall pay all of the fees and expenses (including reasonable and documented attorneys' fees) of the Escrow Agent for the services to be rendered by the Escrow Agent pursuant to this Agreement.

16.	Business Days. If any date on which the Escrow Agent is required to make a delivery pursuant to the provisions hereof is not a Business Day, then the Escrow Agent shall make such investment or delivery on the next succeeding Business Day.

17.	Notices. Any notice, demand, consent or other communication required or permitted to be given under this Agreement shall be in writing and be given (and deemed to have been duly given upon delivery or receipt):

(a)	by delivery by hand;

(b)	by prepaid overnight courier service (with written proof of delivery);

(c)	by certified or registered mail (with written or electronic proof of delivery), postage prepaid, and return receipt requested;

(d)	by facsimile (with written telephonic confirmation of delivery); or

(e)	by email or electronic delivery of Adobe portable document format files ("PDF Files") (with electronic proof of delivery);

in each case, addressed as follows:

If to Company:

American Cannabis Company, Inc.
Attention: Mr. Ellis Smith
1004 South Tejon Street
Colorado Springs, CO 80
E-mail: smith@americancannabisconsulting.com

If to TEC:

TEC, LLC
Attention: Mr. Joseph Cleghorn
701 Waddell Avenue
Key West, FL 33040
E-mail: jckeys1@icloud.com

If to Smith:

Ellis Smith
1004 South Tejon Street
Colorado Springs, CO 80903
Email: smith@americancannabisconsulting.com

If to the Saunders Entities and Saunders:

Roger Scott Saunders
16208 16th Ave SW
Burien, WA 98166
E-mail: rssriparian@gmail.com

with a copy (which shall not constitute notice) to:

Law Offices of Clifton Black PC c/o Clifton Black
2 N. Cascade, 11th Floor
Colorado Springs, CO 80903
Email: Cliff@Cliftonblacklaw.com

If to the Escrow Agent:

Mailander Law Office, Inc.
2721 SW Trenton St # 47135
Seattle WA 98146
Email: tad@mailanderlaw.net

or to such other address, facsimile number, or email address for a Party as shall be specified in a notice given by such Party to each other Party in accordance with this Section 17. Nothing in this Section 17 shall be deemed to constitute consent to the manner or address for service of process in connection with any legal or administrative arising out of or in connection with this Agreement.

18.	Construction of Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply: (a) "either" and "or" are not exclusive, and "include," "includes" and "including" are not limiting and shall be deemed to be followed by the words ", but not limited to, or ", without limitation,"; (b) "hereof," "hereto," "hereby," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole, and not to any particular provision; (c) "date hereof" refers to the date set forth in the initial caption of this Agreement; (d) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if;" (e) definitions are applicable to the singular as well as the plural forms of such terms; (f) pronouns shall include the corresponding masculine, feminine or neuter forms; (g) references to a Person are also to such Person's permitted successors and assigns; and (h) references "Article" or "Section" refer to an Article or Section of this Agreement; and Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. No summary of this Agreement prepared by any Party shall affect the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the Parties having the assistance of counsel and other advisers. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Accordingly, neither this Agreement nor any provision hereof shall be construed more strictly against one Party than against any other merely because it may have been prepared by one of the Parties or counsel for one of the Parties.

19.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement. Photocopies, facsimile, email or other electronic transmissions of PDF files of executed documents and signatures shall be deemed original documents and signatures and shall be fully binding on the Parties to the same extent as original documents with original signatures.

20.	Entire Agreement. This Agreement and, to the extent referred to herein or applicable hereto, the Purchase Agreement, together with the other agreements, documents and instruments referred to herein or therein or attached hereto or thereto, embody the complete agreement and understanding among the Parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written and oral, that may have related to the subject matter hereof in any way.

21.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of the laws of any other jurisdiction.

22.	Jurisdiction; Venue.

(a)	Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and Federal courts of the State of California in any action or proceeding arising out of or relating to this Agreement or the other agreements, documents or instruments delivered in connection with, arising out of, or, relating or incidental to, the negotiation, documentation administration, performance or consummation of the transactions contemplated hereby, or for recognition or enforcement of any judgment relating thereto; and each Party hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such California state court or, if no such state court has proper jurisdiction, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such California state or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such California state or Federal court.

(b)	Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)	Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 22 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 16. However, the foregoing shall not limit the right of a Party to effect service of process on the other Party by any other legally available method.

23.	Waiver of Jury Trial. EACH PARTY DOES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE ANY AND ALL OF SUCH PARTY'S RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR RELATING OR INCIDENTAL HERETO, INCLUDING, BUT NOT LIMITED TO, THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

24.	Remedies. The Parties agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached, and (b) each Party will be entitled to specific performance of the terms hereof in addition to any other remedy to which such Party is entitled at law or in equity without the posting of any bond. For the avoidance of doubt, any Party may contemporaneously commence an action for specific performance or injunctive or other equitable relief and seek any other form of remedy at law or in equity that may be available for breach under this Agreement or otherwise in connection with this Agreement or the transactions contemplated hereby (including monetary damages).

25.	Cumulative Rights. Each right, power, and remedy of each of the Parties now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every other right, power, and remedy provided for in this Agreement and the exercise of any right, power or remedy shall not preclude the simultaneous or later exercise of any other right or remedy.

26.	Amendment; Waiver. The rights and obligations of the Parties under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period or indefinitely) or amended if and only if such waiver or amendment is consented to in writing by each of the Parties hereto. Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other term of this Agreement or of the same circumstance or event upon any recurrence thereof. The failure to enforce any provision of this Agreement shall not be deemed a waiver of such provision.

27.	Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof is held by a court of law to violate any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, public policy or for any other reason, and if such court should declare such provision of this Agreement to be illegal, invalid, unlawful, void, voidable, or unenforceable as written, then such provision shall be given full force and effect to the fullest extent that is legal, valid and enforceable, the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, voidable or unenforceable provision was not contained herein, and the rights, obligations and interests of the Parties under the remainder of this Agreement shall continue in full force and effect. If any provision is held to be unenforceable, the court making such determination shall have the power to, and shall, modify such provision to the minimum extent necessary to make such provision, as so modified, enforceable, and such provision shall then be applicable in such modified form. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event that such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

28.	Successors and Assigns. Except as provided in Section 11(g), neither this Agreement nor any of the rights or obligations of any Party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any Party without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

29.	Third Party Beneficiaries. Other than with respect to the Saunders Entities and Saunders, nothing in this Agreement, express or implied, is intended to confer on any other person or entity other than the Parties or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

AMERICAN CANNABIS COMPANY, INC.

By:
Name:	Ellis Smith
Title:	CEO, CFO

TEC, LLC

By:
Name:	Joseph Cleghorn
Title:	Manager

SAUNDERS ENTITIES

By:
Name:	Scott Saunders
Title:	Manager, Director

ROGER SCOTT SAUNDERS (“SAUNDERS”)

By:
Name:	Roger Scott Saunders
Title:	As an Individual

ELLIS SMITH (“SMITH”)

By:
Name:	Ellis Smith
Title:	As an Individual

The undersigned hereby accepts the terms and provisions of the foregoing Escrow Agreement and agrees to receive, hold, deal with, and dispose of any property comprising the Escrow Funds in accordance with the foregoing Escrow Agreement.

MAILANDER LAW OFFICE, INC.

as Escrow Agent

By:
Name:	Tad Mailander
Title:	President

Exhibit A. Designated Persons.

1.	Ellis Smith, Individually and for the Company

2.	Joseph Cleghorn for TEC

3.	Clifton Black, Esq. for Saunders and the Saunders Entities

Exhibit B. Claim Notice.

Pursuant to Section the Escrow Agreement, dated as of October 22, 2024 (the "Escrow Agreement"), by and among Hollister & Blacksmith, Inc., a Colorado corporation (“Hollister & Blacksmith”) doing business as American Cannabis Company, Inc., a Delaware corporation (“Company”); Ellis Smith, an Individual (“Smith”); TEC, LLC, a Florida limited liability company (“TEC”); Medihemp, LLC (“Medihemp”) and its wholly owned subsidiaries, SLAM Enterprises, LLC (“SLAM”) and Medical Cannabis Caregivers, Inc. (“Medical Cannabis”) (collectively, the “Saunders Entities”); Roger Scott Saunders an individual (“Saunders”); and, Mailander Law Office, Inc., a California corporation (“Escrow Agent”) __________ hereby certifies to the Escrow Agent that __________ has a good faith claim under the stock purchase agreement, dated as of October 9, 2024, as follows:

[specify in reasonable detail the amount and nature of the claim]

The Escrow Agent is hereby instructed, subject to the provisions of the Escrow Agreement, to disburse the amount indicated above as follows:

[appropriate information].

All terms beginning with initial capital letters not otherwise defined in this certification have the same meaning as set forth in the Escrow Agreement.

Dated: [date].

CLAIMANT PARTY

By:
Name:
Title:

Exhibit C. Dispute Notice.

Pursuant to Section 8 of the Escrow Agreement, dated as of October 22, 2024 (the "Escrow Agreement"), by and among Hollister & Blacksmith, Inc., a Colorado corporation (“Hollister & Blacksmith”) doing business as American Cannabis Company, Inc., a Delaware corporation (“Company”); Ellis Smith, an Individual (“Smith”); TEC, LLC, a Florida limited liability company (“TEC”); Medihemp, LLC (“Medihemp”) and its wholly owned subsidiaries, SLAM Enterprises, LLC (“SLAM”) and Medical Cannabis Caregivers, Inc. (“Medical Cannabis”) (collectively, the “Saunders Entities”); Roger Scott Saunders an individual (“Saunders”); and, Mailander Law Office, Inc., a California corporation (“Escrow Agent”) __________ hereby objects to __________ certification dated [____________________] (the "Claim Notice"): [specify basis for objection]. The Escrow Agent is hereby instructed not to disburse to Purchaser $[_____] of the amount requested in the Claim Notice, except in accordance with the provisions of Section 8 of the Escrow Agreement.

All terms beginning with initial capital letters not otherwise defined in this certification have the same meaning as set forth in the Escrow Agreement.

Dated: [date].

PARTY

By:
Name:
Title:

Exhibit D. Dispute Resolution Joint Instruction.

Pursuant to Section 8(a) of the Escrow Agreement, dated as of October 22, 2024 (the "Escrow Agreement"), by and among Hollister & Blacksmith, Inc., a Colorado corporation (“Hollister & Blacksmith”) doing business as American Cannabis Company, Inc., a Delaware corporation (“Company”); Ellis Smith, an Individual (“Smith”); TEC, LLC, a Florida limited liability company (“TEC”); Medihemp, LLC (“Medihemp”) and its wholly owned subsidiaries, SLAM Enterprises, LLC (“SLAM”) and Medical Cannabis Caregivers, Inc. (“Medical Cannabis”) (collectively, the “Saunders Entities”); Roger Scott Saunders an individual (“Saunders”); and, Mailander Law Office, Inc., a California corporation (“Escrow Agent”)Seller and Purchaser hereby certify to the Escrow Agent that the disputed amount outlined in Seller's Dispute Notice, dated [____________________], is to be disbursed as follows:

1.	$[_____] to __________; and

2.	$[_____] to __________.

The Escrow Agent is hereby instructed to disburse such funds from the Escrow Account.

All terms beginning with initial capital letters not otherwise defined in this certification have the same meaning as set forth in the Escrow Agreement.

Dated: [date]

HOLLISTER & BLACKSMITH, INC., dba AMERICAN CANNABIS COMPANY, INC.

By:
Name:	Ellis Smith
Title:	CEO, CFO

TEC, LLC

By:
Name:	Joseph Cleghorn
Title:	Manager

SAUNDERS ENTITIES

By:
Name:	Scott Saunders
Title:	Manager, Director

ROGER SCOTT SAUNDERS (“SAUNDERS”)

By:
Name:	Roger Scott Saunders
Title:	As an Individual

ELLIS SMITH (“SMITH”)

By:
Name:	Ellis Smith
Title:	As an Individual

Exhibit E. Joint Instruction.

Pursuant to Section 7 of the Escrow Agreement, dated as of October 22, 2024 (the "Escrow Agreement"), by and among by and among, Hollister & Blacksmith, Inc., a Colorado corporation (“Hollister & Blacksmith”) doing business as American Cannabis Company, Inc., a Delaware corporation (“Company”); Ellis Smith, an Individual (“Smith”); TEC, LLC, a Florida limited liability company (“TEC”); Medihemp, LLC (“Medihemp”) and its wholly owned subsidiaries, SLAM Enterprises, LLC (“SLAM”) and Medical Cannabis Caregivers, Inc. (“Medical Cannabis”) (collectively, the “Saunders Entities”); Roger Scott Saunders an individual (“Saunders”); and, Mailander Law Office, Inc., a California corporation (“Escrow Agent”), the Company and TEC hereby instruct the Escrow Agent that the Post-Closing Adjustment (as defined in the Purchase Agreement by and between the Seller and Purchaser is to be disbursed as follows:

1.	$[_____] to Seller; and

2.	$[_____] to Purchaser.

The Escrow Agent is hereby instructed to disburse such funds from the Escrow Account.

All terms beginning with initial capital letters not otherwise defined in this instruction have the same meaning as set forth in the Escrow Agreement.

Dated: [date].

HOLLISTER & BLACKSMITH, INC., dba AMERICAN CANNABIS COMPANY, INC.

By:
Name:	Ellis Smith
Title:	CEO, CFO

TEC, LLC

By:
Name:	Joseph Cleghorn
Title:	Manager

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SAUNDERS ENTITIES

By:
Name:	Scott Saunders
Title:	Manager, Director

ROGER SCOTT SAUNDERS (“SAUNDERS”)

By:
Name:	Roger Scott Saunders
Title:	As an Individual

ELLIS SMITH (“SMITH”)

By:
Name:	Ellis Smith
Title:	As an Individual

Exhibit F. Fee Schedule.

Escrow Fees are non-refundable and due and payable upon execution of this Agreement in the amount of one percent (1%) of the total purchase price under the stock purchase agreement, equal to $3,100.00. The Parties agree that the Company is responsible for payment of the Escrow Fees. The Escrow Fees do not include a total of the fees and costs that may be attributable under Sections 11, 13, and 15 of the Escrow Agreement,